                      SECURITIES AND EXCHANGE COMMISSION
                        Washington, D. C.  20549-1004



                                   FORM 8-K

                                CURRENT REPORT


                    Pursuant to Section 13 or 15(d) of the
                       Securities Exchange Act of 1934



     Date of Report (Date of earliest event reported):  August 24, 1995



                              KEMPER CORPORATION
            (Exact name of registrant as specified in its charter)


     Delaware                   1-10242                 36-6169781

     (State or other     (Commission File Number)    (I.R.S. Employer
     jurisdiction of                               Identification Number)
     incorporation or
     organization)

     One Kemper Drive                                      60049
     Long Grove, Illinois                               (Zip Code)
     (Address of principal
     executive offices)


     Registrant's telephone number, including area code:  (708) 320-4700

                              Kemper Corporation

                                   FORM 8-K

                                                                        Page

ITEM 2.  ACQUISITION OR DISPOSITION OF ASSETS........................... 3

ITEM 5.  OTHER EVENTS................................................... 5

ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS.............................. 6

SIGNATURES............................................................. 14

EXHIBIT NO. 2.......................................................... 15

     ITEM 2.  ACQUISITION OR DISPOSITION OF ASSETS

     DIVESTITURE OF SECURITIES BROKERAGE SEGMENT

     On September 13, 1995, Kemper Corporation (the "Company") completed the divestiture of its securities brokerage segment. These discontinued operations consist of EVEREN Securities Holdings, Inc., formerly Kemper Securities Holdings, Inc. ("ESHI"), and its subsidiaries. In connection with the divestiture, ESHI became wholly owned by EVEREN Capital Corporation, a newly formed Delaware corporation ("EVEREN"), and EVEREN became an independent employee owned company with publicly traded preferred stock. Completion of the divestiture satisfied an important condition to the Company's previously announced proposed merger transaction. See "Merger Transaction Update" in Item 5 below of this Current Report on Form 8-K.

     As part of the divestiture, the Company distributed 1,202,805 shares of Series A Exchangeable Preferred Stock of EVEREN, having a liquidation preference of $25 per share (an aggregate liquidation preference of $30.1 million) and a dividend rate of 13.5% per annum (the "Exchangeable Preferred Stock"), to holders of shares of common stock of the Company ("Kemper Common Stock") and to holders of certain Kemper Common Stock options and phantom stock units as a taxable distribution (the "Kemper Distribution"). On the same day as the Kemper Distribution, Kemper Financial Companies, Inc., a subsidiary of the Company ("KFC"), sold 10,437,781 shares of common stock, par value $.01 per share, of EVEREN (the "EVEREN Common Stock"), representing all of the shares of EVEREN Common Stock then held by KFC, to the EVEREN Capital Corporation 401(k) and Employee Stock Ownership Trust which is part of the EVEREN Capital Corporation 401(k) and Employee Stock Ownership Plan (the "KSOP"), for an aggregate purchase price of $71.4 million in cash, of which $46.4 million was paid on September 13, 1995 and $25.0 million is to be paid not later than January 2, 1996 (the "KSOP Purchase," and together with the Kemper Distribution, the "Transfers").

     Immediately prior to the Transfers, (i) the Company and KFC contributed to ESHI and its subsidiaries intercompany indebtedness of approximately $81.8 million owed by ESHI and its subsidiaries to the Company and its subsidiaries, (ii) a KFC subsidiary purchased certain illiquid securities from ESHI for approximately $15.6 million, (iii) the Company assumed in their entirety all of EVEREN's obligations with respect to certain specified outstanding litigation matters (including the Melridge securities litigation matter described in Item 3, Legal Proceedings, of the Company's 1994 Annual Report on Form 10-K), (iv) KFC transferred to EVEREN all of the outstanding shares of common stock of ESHI in exchange for 10,437,681 shares of EVEREN Common Stock and 1,202,805 shares of Exchangeable Preferred Stock, and (v) the Company purchased from KFC, at a price of approximately $30.1 million, all of the outstanding shares of Exchangeable Preferred Stock then held by KFC in repayment of intercompany indebtedness owed by KFC to the Company (collectively, the "Preliminary Transactions").

     The Company and EVEREN, and certain of their respective subsidiaries, entered into certain agreements setting forth the various actions agreed to be taken by such parties to effectuate the Transfers and the Preliminary Transactions and also to provide for, among other things, (i) the orderly separation of EVEREN and its subsidiaries from the Company,
     (ii) the indemnification of EVEREN by KFC for the first $20.0 million of employer contributions (other than 401(k) contributions) to the KSOP,
     (iii) the provision by EVEREN and the Company of certain support services to each other for a period of time following the Transfers, (iv) the limited use by EVEREN of the "Kemper" name for transitional purposes only, (v) indemnities from EVEREN to the Company and its subsidiaries with respect to all liabilities arising out of the operation of the business of EVEREN not specifically assumed by the Company or a subsidiary of the Company, (vi) indemnities from the Company to EVEREN with respect to all liabilities arising out of the operation of the business of the Company and its subsidiaries (other than that of EVEREN and its subsidiaries), and (vii) the allocation and management of certain tax matters. Certain agreements entered into by the Company and its subsidiaries in connection with the Transfers and the Preliminary Transactions are filed as exhibits to this Current Report on Form 8-K and are incorporated herein by reference.

     ESHI and subsidiaries have been reported as discontinued operations in the Company's periodic reports since the first quarter of 1995. See the pro forma financial statements included in Item 7 below in this Form 8-K.

     ITEM 5.  OTHER EVENTS

     A.  KFS ACQUISITION OF DREMAN ASSETS

     On August 24, 1995, the Company's principal asset management subsidiary, Kemper Financial Services, Inc. ("KFS"), announced the completion of the acquisition of substantially all of the assets of Dreman Value Management, L.P. ("Dreman"), including assignment of the Dreman-managed mutual funds' advisory contracts. The acquisition required an initial cash payment of approximately $18 million and calls for contingent cash payments in future periods.

     The four Dreman mutual funds account for approximately $60 million of assets under management and, following the acquisition, were renamed as follows: the Kemper-Dreman High Return Fund, the Kemper-Dreman Small Cap Value Fund, the Kemper-Dreman Contrarian Fund, and the Kemper-Dreman Fixed Income Fund. Dreman also had approximately $1.5 billion of institutional assets under management which, subject to advisory client approvals, would be managed by a KFS subsidiary. The acquisition broadened KFS' retail and institutional product offerings to include the value style of equity investing and complement KFS' growth style.


     B.  MERGER TRANSACTION UPDATE

     On September 6, 1995, the Company announced a $0.30 per share adjustment in the merger consideration to be received by its common stockholders in the previously announced proposed merger transaction with an investor group comprised of Zurich Insurance Company and Insurance Partners. The Company and the investor group agreed to the adjustment, to $49.80 per share from $49.50 per share, because of increased benefits to the investor group from modifications the Company announced in late August with respect to its plan to divest its securities brokerage segment. A copy of the Amendment Agreement dated as of September 6, 1995, pursuant to which the parties agreed to the adjustment, is filed herewith as exhibit no. 2 and is incorporated herein by reference.

     Completion of the merger transaction remains subject to certain conditions, including certain approvals by state insurance regulators and the common stockholders of the Company. On September 26, 1995, the investor group filed with the Illinois Department of Insurance a Form A seeking approval of the change of control of the Company's life insurance subsidiaries. At special meetings held September 19, 1995, the shareholders of investment companies with assets managed by KFS and its subsidiaries (the "Kemper Funds") representing more than 90 percent of the Kemper Funds' net assets approved new investment advisory contracts with KFS and its asset management subsidiaries, as required to satisfy one of the conditions to the merger agreement. The investment group has informed the Company that it currently expects that the transaction will close in early January 1996.

     ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS

     (a)  Financial statements of business acquired - not applicable.


     (b)  Pro forma financial information.

     The following unaudited pro forma condensed consolidated statements of operations for the six months ended June 30, 1995 and the year ended December 31, 1994 present the Company's results of operations as adjusted to give effect to the divestiture of ESHI and its subsidiaries as if it occurred on January 1, 1994. The accompanying unaudited pro forma consolidated balance sheet as of June 30, 1995 presents the Company's financial position as if the divestiture occurred on June 30, 1995. The Company's historical financial statements reflected ESHI and its subsidiaries as discontinued operations since the first quarter of 1995 and as the Company's securities brokerage segment in and for 1994.

     The pro forma financial statements should be read in conjunction with the Company's consolidated financial statements and notes thereto previously filed as part of the Company's most recent annual and quarterly reports on Forms 10-K and 10-Q. The pro forma information below is provided for informational purposes only and is not necessarily indicative of what the actual financial position or results of operations of the Company would have been had the transactions actually occurred on the dates indicated, nor does it purport to indicate the future financial position or results of operations of the Company. Results of operations for the six months ended June 30, 1995 may not be indicative of results of operations to be expected for a full year. The pro forma adjustments are based upon available information and assumptions believed to be reasonable in the circumstances. There can be no assurance that such information and assumptions will not change from those reflected in the pro forma financial statements and notes thereto.

KEMPER CORPORATION AND SUBSIDIARIES
PRO FORMA CONSOLIDATED BALANCE SHEET
AS OF JUNE 30, 1995
(in thousands, except share data)
(unaudited)

                                                                            Pro Forma
                                                             Historical    Adjustments       Pro Forma
                                                             ----------    -----------       ---------
ASSETS
 Investments:
  Fixed maturities available for sale, at fair value
   (cost 1995, $3,583,537; 1994, $3,711,839)                 $5,425,143       15,859(1)      $5,441,002
  Equity securities                                              29,890                          29,890
  Short-term investments                                        431,261                         431,261
  Joint venture mortgage loans                                  615,034                         615,034
  Third-party mortgage loans                                    379,935                         379,935
  Other real estate-related investments                         318,384                         318,384
  Other loans and investments                                   438,149                         438,149
                                                             ------------------------------------------
   Total investments                                          7,637,796       15,859          7,653,655

  Cash                                                          299,125       46,400 (2)        283,266
                                                                             (46,400)(3)
                                                                             (15,859)(1)
Other accounts and notes receivable                             402,677       25,000 (4)        436,677
                                                                               9,000 (5)
Reinsurance recoverable                                         657,685                         657,685
Deferred insurance policy acquisition costs                     666,186                         666,186
Deferred investment product sales costs                         154,466                         154,466
Other assets                                                     77,137                          77,137
Net assets of discontinued operations                           132,686     (102,616)(6)              0
                                                                             (30,070)(6)(7)
Assets of separate accounts                                   1,691,119                       1,691,119
                                                             ------------------------------------------
  Total assets                                              $11,718,877      (98,686)       $11,620,191
                                                             ==========================================

LIABILITIES
 Life policy benefits                                        $6,869,230                      $6,869,230
 Ceded life policy benefits                                     657,685                         657,685
 Other accounts payable and liabilities                         502,692       (4,083)(8)        498,609
 Notes payable                                                   50,000      (46,400)(3)          3,600
 Long-term debt                                                 346,250                         346,250
 Convertible debentures                                          26,676                          26,676
 Liabilities of separate accounts                             1,691,119                       1,691,119
                                                             ------------------------------------------
  Total liabilities                                          10,143,652      (50,483)        10,093,169
                                                             ------------------------------------------

Commitments and contingent liabilities

STOCKHOLDERS' EQUITY
  Preferred stock-no par value (outstanding
   1995, 6,680,839; 1994, 6,681,157 shares)                     360,355                         360,355
  Common stock-$5.00 par value (issued 1995,
   66,535,507; 1994,66,229,940 shares)                          332,678                         332,678
  Additional paid-in capital                                    376,907                         376,907
  Unrealized loss on foregn currency translations               (34,900)                        (34,900)
  Unrealized gain on investments                                 38,260                          38,260
  Retained earnings                                           1,530,646      (18,133)(9)      1,482,443
                                                                             (30,070)(7)
  Treasury shares, at cost (1995, 31,809,486; 1994,
    31,812,456 shares)                                       (1,028,721)                     (1,028,721)
                                                             ------------------------------------------
     Total stockholders' equity                               1,575,225      (48,203)         1,527,022
                                                             ------------------------------------------
     Total liabilities and stockholders' equity             $11,718,877      (98,686)       $11,620,191
                                                             ==========================================

     Notes to Pro Forma Consolidated
     Balance Sheet
     as of June 30, 1995


     (1)  Purchase from ESHI of illiquid securities.

     (2)  Receipt of cash proceeds on date of divestiture.

     (3) Use of cash proceeds (see (1) above) to reduce the Company's short-term debt.

     (4) Receivable for the remainder of the purchase price payable by the KSOP no later than January 2, 1996.

     (5) Federal income tax benefit recorded in the third quarter of 1995 due to modifications to original plan of divestiture.

     (6) Elimination of net assets of the discontinued securities brokerage operations.

     (7) Distribution of EVEREN Preferred Stock to holders of Kemper common stock and certain Kemper common stock options and phantom stock units.

     (8)  Adjustment of intercompany payables and receivables.

     (9) Reflects additional (third-quarter 1995) loss on divestiture, net of tax.

KEMPER CORPORATION AND SUBSIDIARIES
PRO FORMA CONSOLIDATED STATEMENT OF OPERATIONS
FOR THE SIX MONTHS ENDED JUNE 30, 1995
(in thousands, except per share data)
(unaudited)

                                                                              Pro Forma
                                                           Historical        Adjustments     Pro Forma
                                                           ----------        -----------     ---------
REVENUE
Asset management income                                    $200,883                          $200,883
Net investment income                                       268,118                           268,118
Insurance premium income                                     77,910                            77,910
Realized investment loss                                    (27,808)                          (27,808)
Other income                                                 50,716                            50,716
                                                           ------------------------------------------
     Total revenue                                          569,819               0           569,819
                                                           ------------------------------------------

BENEFITS AND EXPENSES
Asset management expenses                                   124,604                           124,604
Amortized investment product sales costs                     26,559                            26,559
Insurance claim costs and policyholder benefits             244,566                           244,566
Amortization of policy acquisition costs                     52,309                            52,309
Interest expense                                             19,482          (1,450)(1)        18,032
Other expenses                                               15,627                            14,177
                                                           ------------------------------------------
    Total expenses                                          483,147          (1,450)          480,247
                                                           ------------------------------------------
    Earnings from continuing operations before tax           86,672           1,450            89,572
Income tax expense                                           46,237             508 (2)        46,745
                                                           ------------------------------------------
    Income from continuing operations                        40,435             942            42,827

Gain (loss) from discontinued operations, net of tax         (2,712)          2,712 (3)            --
Gain (loss) on divestiture of discontinued operations,
 net of tax                                                 (66,099)         66,099 (4)            --
                                                           ------------------------------------------
       Net income (loss)                                   ($28,376)         69,753           $42,827
                                                           ==========================================
Net income (loss) applicable to common stockholders        ($40,270)         69,753           $29,483
                                                           ==========================================
Net income (loss) per share:
Primary
Income from continuing operations                             $0.82            0.03             $0.85
Income (loss) from discontinued operations                    (1.97)           1.97                --
                                                           ------------------------------------------
    Net income (loss) per share                              ($1.15)           2.00             $0.85
                                                           ==========================================
Fully diluted
Income from continuing operations                             $0.82            0.03             $0.85
Income (loss) from discontinued operations                    (1.97)           1.97                --
                                                           ------------------------------------------
    Net income (loss) per share                              ($1.15)           2.00             $0.85
                                                           ==========================================
Cash dividends declared and paid per common share             $0.46                             $0.46
                                                           ========                           =======


     Notes to Pro Forma Consolidated
     Statement of Operations
     for the six months ended June 30, 1995


     (1) Reduction of interest expense due to the Company's use of cash proceeds from KFC's sale of ESHI to repay $46.4 million of short-term debt.

     (2) Federal income tax increase due to reduction of interest expense. (See note (1) above.)

     (3) Elimination of losses from securities brokerage operations due to the divestiture.

     (4) Elimination of the loss on divestiture recorded by the Company in the first half of 1995 and elimination of $0.4 million of losses from other discontinued operations recorded in the first half of 1995 due to adjustments to estimated liabilities with respect to property-casualty, reinsurance and risk management operations divested in 1993. (The Company recorded in the third quarter of 1995 an additional after-tax loss on divestiture of approximately $18.1 million.)

KEMPER CORPORATION AND SUBSIDIARIES
PRO FORMA CONSOLIDATED STATEMENT OF OPERATIONS
FOR THE YEAR ENDED DECEMBER 31, 1994
(in thousands, except per share data)
(unaudited)

                                                                                Pro Forma
                                                             Historical        Adjustments       Pro Forma
                                                             ----------        -----------       ---------
REVENUE
Asset management income                                       $447,044           (1,850)(1)       $445,194
Net investment income                                          484,796            5,501 (1)        490,297
Insurance premium income                                       151,830                             151,830
Securities brokerage income                                    500,621         (500,621)(1)              0
Realized investment loss                                       (81,479)                            (81,479)
Other income                                                    99,009                              99,009
                                                             ---------------------------------------------
   Total revenue                                             1,601,821         (496,970)         1,104,851
                                                             ---------------------------------------------
BENEFITS AND EXPENSES
Asset management expenses                                      259,433           22,293 (2)        281,726
Amortized investment product sales costs                        57,324                              57,324
Insurance claim costs and policyholder benefits                474,614                             474,614
Amortization of policy acquisition costs                        59,169                              59,169
Insurance operating expenses                                    10,894                              10,894
Securities brokerage expenses                                  492,708         (492,708)(2)              0
Interest expense                                                80,744          (39,329)(2)         38,863
                                                                                 (2,552)(3)
Other expenses                                                  46,329                              46,329
                                                             ---------------------------------------------
   Total expenses                                            1,481,215         (512,296)           968,919
                                                             ---------------------------------------------
   Earnings from continuing operations before tax              120,606           15,326            135,932
Income tax expense                                              34,893           10,537 (4)         46,323
                                                                                    893 (5)
                                                             ---------------------------------------------
   Income from continuing operations                            85,713            3,896             89,609

Gain (loss) on sale of discontinued operations to
   related party, net of tax                                      (576)             576 (6)             --
Gain (loss) on other sales of discontinued operations,
   net of tax                                                    6,303           (6,303)(6)             --
                                                             ---------------------------------------------
     Net income                                                $91,440           (1,831)           $89,609
                                                             =============================================
Net income (loss) applicable to common stockholders            $67,850           (1,831)           $66,019
                                                             =============================================
Net income (loss) per share:
Primary
Income from continuing operations                                $1.80             0.11              $1.91
Income (loss) from discontinued operations                        0.17            (0.17)                --
                                                             ---------------------------------------------
     Net income (loss) per share                                 $1.97            (0.06)             $1.91
                                                             =============================================
Fully diluted
Income from continuing operations                                $1.80             0.11              $1.91
Income (loss) from discontinued operations                        0.17            (0.17)                --
                                                             ---------------------------------------------
     Net income (loss) per share                                 $1.97            (0.06)             $1.91
                                                             =============================================
Cash dividends declared and paid per common share                $0.46                               $0.46
                                                             =========                            ========

     Notes to Pro Forma Consolidated
     Statement of Operations
     for the year ended December 31, 1994


     (1) Elimination of the discontinued securities brokerage operations' revenue from the historical consolidated statement of operations for the year ended December 31, 1994, when such operations were classified as the Company's securities brokerage segment.

     (2) Elimination of the discontinued securities brokerage operations' expenses. (See note (1) above.)

     (3) Reduction of interest expense due to the Company's use of cash proceeds from KFC's sale of ESHI to repay $46.4 million of short-term debt.

     (4) Federal income tax adjustment due to elimination of securities brokerage revenue and expenses.

     (5)  Federal income tax adjustment due to reduction of interest expense.

     (6) Elimination of gain and loss with respect to discontinued property-casualty, reinsurance and risk management operations divested in 1993.

     (c)  Exhibits

     Exhibit No.

         2 Amendment Agreement, dated as of September 6, 1995, among Zurich Insurance Company, Insurance Partners, L.P., Insurance Partners Offshore (Bermuda), L.P., ZIP Acquisition Corp. and Kemper Corporation ("Kemper").

        10 Transactions Agreement, dated as of September 13, 1995, between EVEREN Capital Corporation ("EVEREN"), Kemper Financial Companies, Inc. ("KFC") and Kemper.*

        99.1 Interim Services Agreement, dated as of September 13, 1995, between EVEREN and Kemper.*

        99.2 Stock Purchase Agreement, dated as of September 13, 1995, between EVEREN and KFC.*

        99.3 Stock Purchase Agreement, dated as of September 13, 1995, between the Trustee of the EVEREN Capital Corporation 401(k) and Employee Stock Ownership Trust and KFC.*

        99.4 Securities Purchase Agreement, dated as of September 13, 1995, between EVEREN Securities Holdings, Inc. ("ESHI") and KFC.*

        99.5 Assumption Agreement, dated as of September 13, 1995, between Kemper and EVEREN Securities, Inc. ("ESI").*

        99.6 Names Agreement, dated as of September 13, 1995, among EVEREN, ESHI, ESI, EVEREN Clearing Corp. and Kemper.*

        99.7 Tax Sharing Agreement, dated as of September 13, 1995, between EVEREN and Kemper.*

        99.8 Employee Benefits Agreement, dated as of September 13, 1995, among Kemper, Kemper Financial Services, Inc., INVEST Financial Corporation and EVEREN.*



     *The nine asterisked exhibits above are incorporated herein by reference to exhibits nos. 10.1, 10.2, 10.3, 10.4, 10.5, 10.6, 10.12, 10.13 and
     10.14, respectively, to the Current Report on Form 8-K filed
     September 27, 1995 by EVEREN Capital Corporation (file no. 1-13864).

                                  SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.



                                    KEMPER CORPORATION


                                    By:  /s/JOHN H. FITZPATRICK
                                         ---------------------------
                                         John H. Fitzpatrick
                                         Executive Vice President
                                         and Chief Financial Officer

     September 28, 1995